STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that

Reve Technologies, Inc.

an entity originally organized under the laws of Nevada on May 11, 2010, did on May 27, 2016 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **Reve Technologies, Inc.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **27th** day of **May**, **2016**.

Secretary of State

By: Jordyn Gray

Filed Date: 05/27/2016

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 05/27/2016 11:02 AM
ID: 2016-000716049

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

Reve Technologies, Inc.

2. Incorporated under the laws of: Nevada
(State or country)

3. Date of incorporation: 05/11/2010
(Date – mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

109 East 17th Street Suite 80
Cheyenne, WY 82001

6. Principal office address:

109 East 17th Street Suite 80
Cheyenne, WY 82001

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. **The registered agent must have a physical address in Wyoming.** If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address**.)*

Name: Registered Agents of Wyoming, LLC

Address: 400 East 20th Street Cheyenne, WY 82001

*(If mail is received at a Post Office Box, please list above **in addition to the physical address**.)*

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

All purposes

Received MAY 2? 2016 Secretary of State Wyoming

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	David Forster	300 S. El Camino Real San Clemente, CA 92672
Vice President		
Secretary	David Forster	300 S. El Camino Real San Clemente, CA 92672
Treasurer	David Forster	300 S. El Camino Real San Clemente, CA 92672
Director	David Forster	300 S. El Camino Real San Clemente, CA 92672
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the authority to issue.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

4,990,000,000 shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001

11. Aggregate number of issued shares or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

2,500,000,000 shares of common stock with $.001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]
(Shall be executed by all officers or director of the corporation.)

Date: 5-16-16
(mm/dd/yyyy)

Print Name: Dennis Alexander

Title: Authorized Individual

Contact Person: Kelcy Bell

Daytime Phone Number: (877) 239-2608

Email: agents@mywyomingllc.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

State of Arizona County of Maricopa
The foregoing instrument was acknowledged before me by Dennis Alexander
Signatory's Printed Name

[signature] 05/16/2016 12/21/2017
Notary Public's Signature — Notary Date (mm/dd/yyyy) — Notary's Commission Expiration

Notarial Seal: PETRA RACHELS
Notary Public - Arizona
Maricopa County
My Comm. Expires Dec 21, 2017

STATE OF WYOMING
Office of the Secretary of State

Ed Murray, WY Secretary of State
FILED: 05/27/2016 11:07 AM
Original ID: 2016-000716049
Amendment ID: 2016-001908082

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Cantech Holding, Inc.**
Old Name: **Reve Technologies, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **27th** day of **May**, **2016**

Secretary of State

By: Jordyn Gray

Filed Date: 05/27/2016